Exhibit 10.2
Tandy leather Factory, Inc.
STAND-ALONE RESTRICTED STOCK Unit AGREEMENT
THIS STAND-ALONE RESTRICTED STOCK UNIT AGREEMENT (the "Agreement") is made as of October 2, 2018 (the "Date of Grant"), by and between Tandy Leather Factory, Inc., a Delaware corporation (the "Company") and Janet Carr, an individual ("Grantee").
W I T N E S S E T H:
WHEREAS, the Company desires to provide Grantee with the opportunity to acquire a direct proprietary interest in the Company by granting Grantee hypothetical units ("Restricted Stock Units") of the Company's common stock that will be earned through Grantee's continuing employment with the Company.
NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:
Grant of Restricted Stock Units. Subject to the terms, conditions and restrictions set forth in this Agreement, the Company hereby grants to Grantee 184,000 Restricted Stock Units. Each Restricted Stock Unit represents a right to receive one share of the Company's common stock, par value $0.0024 per share ("Common Stock"), upon vesting of the Restricted Stock Unit as provided in Section 0 below. Vested Restricted Stock Units will be settled as provided in Section 0 below. The Company shall establish and maintain an account (the "Restricted Stock Unit Account") for Grantee and will credit the Restricted Stock Unit Account with the number of Restricted Stock Units granted to Grantee under this Agreement. The Restricted Stock Units granted hereunder are a matter of separate inducement and are not in lieu of salary or other compensation for the services of Grantee to the Company or any of its affiliates.
Vesting. Subject to the terms and conditions set forth in this Agreement, the Restricted Stock Units will vest, if at all, as follows:
50% of the Restricted Stock Units shall vest when the Company's operating income exceeds $12,000,000 in two consecutive fiscal years (excluding 2018) following the Date of Grant.
50% of the Restricted Stock Units shall vest when the Company's operating income exceeds $14,000,000 in any fiscal year (excluding 2018) following the Date of Grant.
Termination of Employment. Notwithstanding anything in this Agreement to the contrary, if Grantee's employment with the Company and its affiliates is terminated for any reason, all Restricted Stock Units held by Grantee that have not vested as of the date of such termination shall automatically and immediately be forfeited by Grantee without any consideration therefor.
Settlement. The Company will settle Restricted Stock Units that vest on or before the 10th business day following their Vesting Date (subject to extension as reasonably required for the Company's Board of Directors and (if applicable) independent auditors to verify that the operating income targets set forth in Section 2 above have been met) by issuing to Grantee one share of Common Stock for each Restricted Stock Unit that has satisfied all vesting requirements on that Vesting Date. On settlement, the Restricted Stock Units will cease to be credited to the Restricted Stock Unit Account. Subject to the satisfaction of the tax withholding provisions in Section 6 below, the Company will cause shares of Common Stock to be issued to Grantee following the applicable Vesting Date either by an appropriate entry in the books of the Company or of the Company's transfer agent or by delivery of a stock certificate, free of all restrictions except for applicable securities laws restrictions, and will enter Grantee's name as holder of record with respect to such shares of Common Stock on the books of the Company. Grantee acknowledges and agrees that shares of Common Stock may be issued in electronic form as a book entry with the Company's transfer agent and no physical certificates need be issued.
No Transfer. No portion of the Restricted Stock Units may be sold, assigned, transferred, encumbered, hypothecated or pledged by Grantee other than to the Company as a result of forfeiture of the Restricted Stock Units as provided herein, unless and until settlement is made in respect of vested Restricted Stock Units in accordance with the provisions hereof.
Tax Withholding. The settlement of any Restricted Stock Units under this Agreement shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements, and the Company may require Grantee to remit to the Company an amount sufficient to satisfy such tax withholding requirements prior to the issuance of shares of Common Stock. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to Grantee as determined by the board of directors of the Company (the "Board"). The Company shall permit Grantee to pay all or a portion of the federal, state and local withholding taxes arising in connection with the Restricted Stock Units consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.
For purposes of this Agreement, "Fair Market Value" means, on a given date, the closing price of a share of Common Stock on the Nasdaq Stock Market or such other public trading market on which shares of Common Stock are listed or quoted on that date. If there is no regular public trading market for the Common Stock, then the Fair Market Value shall be determined by the Board in good faith.
Compliance with Laws and Regulations. The issuance, transfer, vesting and ownership of shares of Common Stock shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed at the time of such issuance or transfer. Grantee agrees to cooperate with the Company to ensure compliance with such laws and requirements.
Changes in Capital Structure and Similar Events. In the event of (i)any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock, or (ii)unusual or nonrecurring events affecting the Company, any of its affiliates, or the financial statements of the Company or any of its affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Board in its sole discretion to be necessary or appropriate (in order to avoid a "modification" for accounting purposes), then the Board shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:
adjusting the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of the Restricted Stock Units;
providing for a substitution or assumption of the Restricted Stock Units, accelerating the vesting, or termination, of the Restricted Stock Units; and
cancelling the Restricted Stock Units and causing to be paid to Grantee, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Restricted Stock Units, if any, as determined by the Board (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event);
provided, however, that in the case of any "equity restructuring" (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Board shall make an equitable or proportionate adjustment to the Restricted Stock Units to reflect such equity restructuring. Any adjustments under this Section 1)a)i)(1)(a)(i) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent applicable. The Company shall give Grantee notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
Interpretation. Subject to applicable law, the Board shall have the sole authority to interpret, administer, reconcile any inconsistency in, correct any defect in or supply any omission in this Agreement, and to make any other determination and take any other action that the Board deems necessary or desirable for the administration of this Agreement. All determinations, interpretations and other decisions under or with respect to this Agreement shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive and binding on all persons or entities, including, without limitation, the Company, its affiliates, Grantee, any holder or beneficiary of the Restricted Stock Units and any stockholder of the Company.
Notices. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by Grantee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to Grantee may be given to Grantee personally or may be mailed to Grantee at the address as recorded in the records of the Company.
Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Grantee and Grantee's heirs, executors, administrators, legal representatives, successors and assigns.
No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement, and any reference to a party shall also be a reference to the successors and permitted assigns thereof.
Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to its conflict of laws principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
Lock-up and Other Agreements. The Board may require, as a condition to receipt of shares of Common Stock on settlement of Restricted Stock Units hereunder, that Grantee execute lock-up, voting proxy or other agreements, as the Board may determine in its sole and absolute discretion should be applicable to all Executive Officers and Non-Employee Directors of the Company. Grantee agrees to execute all such agreements.
Entire Agreement; Amendment or Termination. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the Restricted Stock Units and supersedes and cancels any and all prior or contemporaneous agreements or understandings. This Agreement may be modified, amended or terminated by the Company at any time and for any reason; provided, however, that Grantee's prior consent shall be required for any modification, amendment or termination that adversely changes the terms of the Restricted Stock Units.
No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or its affiliates to terminate Grantee's employment or service at any time for any reason whatsoever.
Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, each party hereto hereby waives any provision of law that renders any such provision prohibited or unenforceable in any respect.
Section 409A. This Agreement is intended to comply with, or be exempt from, the provisions of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A") and shall be construed and interpreted in accordance with such intent. The Company reserves the right to amend this Agreement to the extent it reasonably determines is necessary in order to avoid any adverse tax consequences under Section 409A. Notwithstanding anything to the contrary, none of the Company, its officers, directors, employees, agents or representatives guarantees that this Agreement complies with, or is exempt from, the provisions of Section 409A and none of the foregoing shall have any liability for the failure of this Agreement to comply with, or be exempt from, the provisions of Section 409A.
No Secured Rights. Grantee's right to payments under this Agreement shall not constitute nor be treated as property or as a trust fund of any kind. Grantee's rights are limited exclusively to the right to receive shares of Common Stock as provided in the Agreement. Grantee shall not have any rights as an owner of the Company with respect to any Restricted Stock Units granted to Grantee. All benefits payable to Grantee shall be payable solely from the general assets of the Company and no separate or special funds shall be established and no segregation of assets shall be made to assure the payment of benefits to Grantee. Grantee's rights shall be limited to those rights which are specifically enumerated in the Agreement, and such rights shall be for all purposes, unsecured contractual creditors' rights against the Company only, being on a parity with the rights of all other unsecured general creditors of the Company.
Clawback. The Restricted Stock Units, any Common Stock issued on settlement of the Restricted Stock Units and any proceeds of any shares of Common Stock that previously have been sold, transferred or otherwise disposed of, to the extent required under any clawback policy adopted or maintained by the Company, now or in the future, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes–Oxley Act of 2002, each as amended, and rules, regulations, and binding, published guidance thereunder. If the Company would not be eligible for continued listing, if applicable, under Section 10D(a) of the Exchange Act, unless it adopted policies consistent with Section 10D(b) of the Exchange Act, then, in accordance with those policies that are so required, the Restricted Stock Units and the Common Stock will be subject to clawback in the circumstances, to the extent, and in the manner, required by Section 10D(b)(2) of the Exchange Act, as interpreted by rules of the Securities Exchange Commission. By accepting the restricted stock units under this Agreement, Grantee hereby consents to any such clawback.
Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.
Counterparts, Copies. This Agreement may be signed in counterparts, each of which when executed shall be deemed an original but all of which taken together shall constitute one and the same agreement. Fax or PDF copies of the parties' signatures shall have the same force and effect as original signatures.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
Tandy Leather Factory, Inc.
By:/s/ William Warren, Secretary
By: /s/ Janet Carr, Grantee